UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐        Definitive Proxy Statement
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SERVICESOURCE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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634 Second Street
San Francisco, California 94107
(415) 901-6030

May 16, 2014

Dear ServiceSource Stockholder:

As a reminder, we encourage you to vote your shares as soon as possible for the ServiceSource 2014 Annual Meeting of Stockholders, to be held on May 29, 2014. Our Board of Directors unanimously recommends the following votes for each of the respectively numbered proposals outlined in the proxy statement:

  A vote "FOR" the election of each of the Class III Directors;

  A vote "FOR" the advisory vote to approve executive compensation; and

  A vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

In addition, we would like to correct a typographical error on page 17 of the proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2014. The titles in the table were transposed, and the table for the nominees for Class III Directors should read as follows:

Name of Class III Nominees	Age	Position
Michael A. Smerklo	44	Chief Executive Officer & Chairman of the Board
Steven M. Cakebread(1)	62	Director

________________

(1)   Chair of the audit committee; member of the compensation committee.

We encourage you to read the proxy statement for the Annual Meeting. Your vote is extremely important to us, and the quickest way to vote is by telephone or internet, as instructed on the proxy card. Thank you for your investment in ServiceSource and for voting your shares.